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                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountants

The Board of Directors
CoActive Marketing Group, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                      /s/ KPMG LLP

                                                      KPMG LLP

Melville, New York
March 3, 2000